Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended November 30, 2012

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$410,430
Unrealized Gain (Loss) on Market Value of Futures	(781,030)
Dividend Income	130
Interest Income	200
ETF Transaction Fees	700
Total Income (Loss)	$(369,570)

Expenses
General Partner Management Fees	$5,310
Brokerage Commissions	1,392
NYMEX License Fee	133
Non-interested Directors' Fees and Expenses	85
Prepaid Insurance Expense	35
Other Expenses	17,160
Total Expenses	24,115
Expense Waiver	(15,832)
Net Expenses	$8,283
Net Income (Loss)	$(377,853)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 11/1/12	$8,059,438
Additions (150,000 Units)	5,965,129
Net Income (Loss)	(377,853)

Net Asset Value End of Month	$13,646,714
Net Asset Value Per Unit (350,000 Units)	$38.99

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended November 30, 2012 is accurate and complete.

/s/ Howard Mah

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612